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                                                                     EXHIBIT 5.1

                       [O'Melveny & Myers LLP Letterhead]

February 14, 2001

SeraCare, Inc.
1925 Century Park East, Suite 1970
Los Angeles, California 90067

       Re: Registration on Form S-3 of Common Stock, $0.001 par value, of SeraCare, Inc. (the
         "Company")

Ladies and Gentlemen:

    At your request, we have examined the above-referenced Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 881,301 shares of Common Stock, $0.001 par value, of the Company (the "Common Stock") to be sold by certain security holders of the Company. All of the 881,301 shares of Common Stock covered by the Registration Statement are presently issued and outstanding (the "Issued Shares").

    We have examined and are familiar with the Certificate of Incorporation and By-Laws of the Company (each as amended to date), the minutes of the meetings of the stockholders and directors of the Company, and the corporate stock records of the Company. In addition, we have made such investigations of law and have examined such certificates of public officials and officers of the Company and such other documents and records as we have considered necessary for purposes of this opinion.

    We have assumed the genuineness of the signatures on and the authenticity of all documents submitted to us as originals and the conformity to original documents submitted to us as certified or photostatic copies. We have also relied upon the accuracy of the aforementioned certificates of public officials and, as to matters of fact, of officers of the Company. We have also relied on Company records and have assumed the accuracy and completeness thereof.

    We are familiar with the proceedings heretofore taken in connection with the authorization of the issuance of the Issued Shares. Based upon such examination and upon such matters of fact and law as we have deemed relevant, we are of the opinion that the Issued Shares are validly issued, fully paid and non-assessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement.

                                          Respectfully submitted,
                                          /s/ O'MELVENY & MYERS LLP